UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2023

Tilray Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West,
Leamington, ON	N8H 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 845-7291

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2023, Four Twenty Corporation (the “Borrower”), a wholly-owned subsidiary of Tilray Brands, Inc., a Delaware corporation (the “Company”), entered into an Amended Credit Agreement (the “Amended Credit Agreement”), together with certain of the Company’s wholly domestic owned subsidiaries (the “Guarantors”), a syndicate of lending institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).  The Amended Credit Agreement amended and restated that certain existing Credit Agreement among the Borrower and the other parties thereto dated as of June 30, 2023.  The Amended Credit Agreement provides for, among other things, an additional $45 million of principal amount of loans and commitments, increasing the total aggregate principal amount of loans available under the Amended Credit Agreement to $120 million.

The Company intends to use the net proceeds from the additional term loan and revolving loans for general working capital purposes.

The foregoing description of the Amended Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 31, 2023, the Company issued 17,148,541 shares of common stock, par value $0.0001 per share (the “Shares”) to HT Investments MA LLC (“HTI”) in satisfaction of its obligations under a $50.0 million convertible promissory note issued to HTI on July 12, 2022.

The Shares were issued in reliance on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as securities exchanged by the Company with existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*+
Amended Credit Agreement, effective August 31, 2023, by and among Four Twenty Corporation, certain subsidiaries and affiliates of Four Twenty Corporation, Bank of America, N.A., City National Bank, the lenders party thereto and BofA Securities, Inc.

* Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause competitive harm to the Company if publicly disclosed. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILRAY, INC.

Dated: August 31, 2023	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel